                            EVERGREEN RESOURCES, INC.
                     1000 Writer Square, 1512 Larimer Street
                             Denver, Colorado 80202
                                  303-534-0400

                      ------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held 10 August 1995


TO THE SHAREHOLDERS OF EVERGREEN RESOURCES, INC.:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Evergreen Resources, Inc., a Colorado corporation (the "Company") will be held on the 37th floor of the Denver Petroleum Club, 555 Seventeenth Street, Denver, Colorado, on 10 August 1995, at 10:00 a.m., Mountain Daylight Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1.   To elect four (4) Directors of the Company;

     2. To transact such other business as properly may come before the meeting or any adjournment thereof.

Only holders of record of the Company's common stock at the close of business on 10 July 1995 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All Shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.





                              JAMES S. WILLIAMS
                              CHAIRMAN
Denver, Colorado
10 July 1995

                               GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Evergreen Resources, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held on the 37th floor of the Denver Petroleum Club, 555 Seventeenth Street, Denver, Colorado, on 10 August 1995, at 10:00 a.m., Mountain Daylight Time, and at any adjournment thereof. This Proxy Statement and the accompanying Proxy Card will be mailed to the Company's Shareholders on or about 10 July 1995.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to Shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and Employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting.

Shares will not be counted as part of the vote on any business at the Meeting on which the Shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended 31 March 1995 is being mailed simultaneously to the Company's Shareholders, but does not constitute part of these proxy soliciting materials.


                      SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's no par value voting common stock, with each share entitled to one vote. Only Shareholders of record at the close of business on 10 July 1995 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On 10 July 1995 the Company had 5,672,159 shares of its no par value voting common stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding.

A majority of the Company's outstanding voting common stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is not permitted.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table presents information with respect to shares of the Company's common stock beneficially owned by the Company's Directors and Officers and by all Directors and Officers of the Company as a group, and by all other persons known by management to own beneficially five percent (5%) or more of the Company's common stock as of 10 July 1995.

                 BENEFICIAL OWNER             BENEFICIAL OWNERSHIP       PERCENT
TITLE OF CLASS   NAME AND ADDRESS             AMOUNT AND NATURE         OF CLASS
- --------------   ----------------             -----------------         --------

No Par Value     Heartland Advisors, Inc.         487,000                   7.9%
Common Stock     790 North Milwaukee Street
                 Milwaukee, WI 53202

No Par Value     Gold Energy Inc.               1,048,000    (1)           17.0%
Common Stock     P. O. Box 2485
                 Greenville, SC 29602

No Par Value     James C. Ryan, Jr.             1,341,082    (2)(12)       21.7%
Common Stock     P. O. Box 2485
                 Greenville, SC 29602

No Par Value     John J. Ryan III                 225,032    (3)            3.6%
Common Stock     13 avenue de Bude
                 1202 Geneva  Switzerland

No Par Value     James S. Williams                 81,540    (4)            1.3%
Common Stock     1512 Larimer Street, #1000
                 Denver, CO 80202

No Par Value     Mark S. Sexton                   118,382    (5)            1.9%
Common Stock     1512 Larimer St., #1000
                 Denver, CO 80202

No Par Value     Dennis R. Carlton                100,626    (6)            1.7%
Common Stock     1512 Larimer St., #1000
                 Denver, CO 80202

No Par Value     J. Keither Martin                  6,500    (9)              -
Common Stock     3 Sequoia Street
                 Golden, CO 80401

No Par Value     Timothy G. Corey                 103,109    (7)(8)         1.7%
Common Stock     P. O. Box 2485
                 Greenville, SC 29602

No Par Value     Alain Blanchard                   65,170    (10)           1.1%
Common Stock     P. O. Box 2485
                 Greenville, SC  29602

No Par Value     Larry D. Estridge                  1,000                     -
Common Stock     106 Lady Banks Lane
                 Greenville, SC  29650

No Par Value     Ian M. Thomson                    15,000    (11)           0.2%
Common Stock

No Par Value     All Officers and Directors     2,544,441    (13)          41.1%
Common Stock     As A Group (10 Persons)

(1) Gold Energy Inc., a Delaware corporation, is 100% owned by Goldenergy Investments, Inc. ("Goldenergy"), a Panama corporation. The ultimate beneficial owners of the Company's shares held by Goldenergy are unknown to the management of the Company, which has no direct or indirect ownership of Goldenergy. The Company is unaware of any additional shares of Evergreen to which Goldenergy has the right to acquire beneficial ownership.
(2) Includes 62,500 shares issuable pursuant to stock purchase warrants presently exercisable.
(3) Includes 25,000 shares issuable pursuant to stock purchase warrants presently exercisable.
(4) Includes 44,000 shares issuable pursuant to stock purchase warrants presently exercisable.

(5) Includes 68,575 shares issuable pursuant to stock purchase warrants presently exercisable.
(6) Includes 56,075 shares issuable pursuant to stock purchase warrants presently exercisable.
(7) Includes 57,950 shares issuable pursuant to stock purchase warrants presently exercisable.
(8) Officer and/or Director of Gold Energy Inc. Disclaims any beneficial ownership in shares owned by Gold Energy Inc.
(9) Includes 2,000 shares issuable pursuant to stock purchase warrants presently exercisable.
(10) Includes 62,500 shares issuable pursuant to stock purchase warrants presently exercisable.
(11) Includes 15,000 shares issuable pursuant to stock purchase warrants presently exercisable.
(12) James C. Ryan, Jr. has sole voting power of the 1,048,000 Gold Energy Inc. shares. He has no power to sell or otherwise dispose of these shares and disclaims any beneficial ownership in the shares.
(13) Gold Energy Inc. shares added once. Convertible Preferred shares not included.

In addition to those persons set forth in the table above, CEDE & Co. was the record holder of more than 5% of the common stock as of 10 July 1995; however, the Company does not know the nature of the beneficial ownership of such shares.

There is no arrangement, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company except on September 1, 1994, Gold Energy Inc. ("Gold") and James C. Ryan, Jr. ("Ryan") entered into a Shareholder Voting Agreement ("Agreement") and Irrevocable Proxy ("Proxy"). During the term of the Agreement, Gold and Ryan may each nominate one Director to serve on the Company's Board of Directors. James C. Ryan, Jr. and Alain Blanchard were nominated as Directors under this Agreement. Additionally, the Agreement provides that with respect to any resolution regarding an amendment to the Company's Articles of Incorporation, Bylaws, a proposed merger, consolidation, share exchange, sale of assets out of the ordinary course of business, voluntary dissolution or any other matter on which Shareholder approval is required, Gold and Ryan will only vote in favor of the resolution if each agree in writing to the resolution. To facilitate the terms of the Agreement, Gold has conveyed an Irrevocable Proxy to Ryan. The Agreement and the Proxy are in effect until the 1996 Annual Meeting, but no later than 31 August 1996.

                              ELECTION OF DIRECTORS

The Articles of Incorporation of Evergreen Resources, Inc. provide that the members of the Company's Board of Directors shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, with one class being elected each year.

To be elected as a Director, each nominee must receive the favorable vote of a majority of the shares represented and entitled to be voted at the Meeting. The persons named in the enclosed form of proxy, unless otherwise directed therein, intend to vote such proxy FOR the election of the nominees named below as Directors for the term specified. If the nominees become unavailable for any reason, the persons named in the form of proxy are expected to consult with management of the Company in voting the shares represented by them. Management has no reason to believe that the nominees will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominees intend to serve the term for which election is sought.

In order to comply with the Articles of Incorporation, the Board of Directors has nominated four persons for election as Director at this Meeting. Three of the nominees will serve for three year terms and one nominee will serve for a one year term and then be re-elected next year to a new three year term. The nominees are currently serving as Directors and have consented to serve for the new terms.

                   PRESENT DIRECTORS NOMINATED FOR RE-ELECTION

                                                            Director   Term to
       Name          Age              Position               Since      Expire
       ----          ---              --------               -----      ------

Dennis R. Carlton     45       Vice President and Director    1995       1998
James C. Ryan, Jr.    56       Director                       1989       1996
Mark S. Sexton        39       President and Director         1995       1998
James S. Williams     60       Chairman and Director          1981       1998

                CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                             Director   Term
      Name            Age              Position               Since     Expires
      ----            ---              --------              --------   -------

John J. Ryan, III     68       Vice President and Director    1989       1996
Alain Blanchard       54       Director                       1989       1997
Larry D. Estridge     51       Director                       1989       1997

There is no family relationship between any Director, executive or person nominated or chosen by Evergreen to become a Director or Executive Officer except James C. Ryan, Jr., a Director, is the cousin of John J. Ryan III, Vice President and a Director.

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

No Director or Executive Officer of the Company or nominee for election as a Director has been indebted to the Company or its subsidiaries at any time since the beginning of the Company's last fiscal year in any amount.

Additional information regarding the nominees for election as a Director and the continuing Directors of the Company is as follows:

                                    NOMINEES

DENNIS R. CARLTON - VICE PRESIDENT EXPLORATION AND DIRECTOR
                    EXECUTIVE VICE PRESIDENT AND  COO  - EOC

Mr. Carlton was named a Director of Evergreen in March 1995. He received a Bachelor of Science degree in Geology in 1972 and a Master of Science degree in Geology in 1975 from Wichita State University. He joined Evergreen in December 1981 as Vice President Geology. He was named a Director in March 1985 and President in December 1986. He served as President and a Director until May 1989 when he was named Executive Vice President of EOC. In May 1991 he was named Vice President Exploration of Evergreen. He resides in Denver, Colorado and devotes full time to Evergreen.

MARK S. SEXTON -    PRESIDENT AND DIRECTOR
                    PRESIDENT - EOC

Mr. Sexton was named a Director of Evergreen in March 1995 and President in June 1995. He has managed the daily activities of EOC since December 1987 and was named Vice President Operations for Evergreen and President of EOC in May 1989. He graduated in 1978 from Stanford University with a B.S. degree in Mechanical Engineering. From August 1978 to November 1982, he was employed in various technical positions with Amoco Production Company. From November 1982 to December 1985, he was employed with Norwest Bank Minneapolis as Senior Petroleum Engineer/Manager. From January 1986 to June 1987, he was President of Sound Energy Development Co. and helped form the Carbon River Energy Partnership, which was created to develop natural gas reserves from coal deposits. He resides in Denver, Colorado and devotes full time to Evergreen.

JAMES C. RYAN, JR. - DIRECTOR

Mr. Ryan was named President and a Director of Evergreen in May, 1989, and CEO in April 1990. He resigned as President and CEO in June 1995. He has been engaged in U.S. oil and gas activities for over ten years. Mr. Ryan resides in Greenville, South Carolina.

JAMES S. WILLIAMS -  CHAIRMAN AND DIRECTOR

Mr. Williams has been the Chairman and a Director of Evergreen since founding the Company in 1981. Mr. Williams graduated in 1956 from Columbia College and has been engaged in U.S. oil and gas activities for over twenty years. Mr. Williams resides in Denver, Colorado and devotes full time to Evergreen.

                              CONTINUING DIRECTORS


JOHN J. RYAN III -  VICE PRESIDENT AND DIRECTOR
                    CHAIRMAN - EVERGREEN RESOURCES (U.K.) LTD.

Mr. Ryan was named Vice President and a Director of Evergreen in May 1989.
Since 1982 he has been engaged in international tax and investment activities. Mr. Ryan, a resident of Geneva, Switzerland, has been an Officer and Director of EOC since its inception in 1982. He is Chairman of Evergreen Resources (U.K.) Ltd. and currently devotes a significant amount of his time to Evergreen.

ALAIN BLANCHARD -   DIRECTOR

Mr. Blanchard was named Director of Evergreen in May 1989. From 1983 until 1988 Mr. Blanchard was an Associate and shareholder of Laidlaw Adams and Peck. A resident of Brussels, Belgium, he has managed discretionary funds for private and institutional clients for over 15 years and continues to do so.

LARRY D. ESTRIDGE - DIRECTOR

Mr. Estridge was named a Director of Evergreen in May 1989. He resides in Greenville, South Carolina, and is a partner in the law firm of Wyche, Burgess, Freeman & Parham, P.A. He has been affiliated with the Wyche law firm since July 1972. He has represented Evergreen and a number of affiliated companies for over 10 years.


                      MEETINGS OF DIRECTORS AND COMMITTEES

The Company's Board of Directors held 10 meetings during the fiscal year ended March 31, 1995, at which time all the then Directors were present or consented in writing to the action taken at such meetings. No incumbent Director withheld his consent to any action taken at such meetings.

The Audit Committee, presently composed of James C. Ryan, Jr., Alain Blanchard and Larry D. Estridge, was formed on May 11, 1989. The Committee recommends to the Board the firm to be employed as the Company's independent auditors and consults with and reviews the reports of the Company's independent auditors and the Company's internal financial staff. Two meetings were held during the fiscal year ended March 31, 1995.

The Compensation Committee, formed in August 1990, is presently composed of James C. Ryan, Jr. and Larry D. Estridge. The Compensation Committee assists the Board in establishing compensation for key Employees. Two meetings were held during the fiscal year ended March 31, 1995.


                      BUSINESS EXPERIENCE OF KEY MANAGEMENT

TIMOTHY G. COREY -  VICE PRESIDENT AND TREASURER

Mr. Corey was named Vice President and Treasurer of Evergreen in May 1989. Mr. Corey has been employed by EOC since 1984 and an Officer since 1987. He resides in Greenville, South Carolina and devotes a majority of his time to Evergreen.

J. KEITHER MARTIN - SECRETARY
                    CONTROLLER - EOC

Mr. Martin was named Secretary in June 1995. He has served as Controller for EOC since 1984. He resides in Denver and devotes full time to Evergreen. During the previous sixteen years, Mr. Martin was employed by Anderson Oil Company as Director of Financial Information.

IAN M. THOMSON -    MANAGING DIRECTOR
                    EVERGREEN RESOURCES (U.K.) LTD.

Mr. Thomson graduated in 1961 from Edinburgh University with a BSc (Hons) degree in engineering followed by post-graduate studies at Imperial College, London.
He was a Board Director of the Laird Group PLC, a leading U.K. industrial conglomerate, responsible for a mining equipment subsidiary in the U.K., U.S. and other countries. He presently holds various non-executive directorships in U.K. industrial and manufacturing companies. Mr. Thomson resides in Oxford, England.

BOB D. BRADY - VICE PRESIDENT ENGINEERING AND OPERATIONS - EOC

Mr. Brady joined Evergreen in August 1989 as a Consulting Petroleum Engineer. Prior to joining Evergreen, Mr. Brady was an Independent Consulting Petroleum Engineer to various major oil and gas companies in the United Kingdom, Italy and West Africa. Mr. Brady resides in Denver and devotes full time to Evergreen.

BERNETTE P. GUEST - MANAGER  -  MANAGEMENT INFORMATION SYSTEMS - EOC
                    CHIEF FINANCIAL OFFICER - PRIMERO GAS GATHERING COMPANY

Ms. Guest joined Evergreen in January 1989 as Revenue Manager. From 1974 through June 1988 she was employed by Golden Oil Company, a public oil and gas exploration and production company, as Vice President, Chief Financial Officer and a Director. From June 1988 until January 1989 she was an independent consultant. Ms. Guest resides in Denver and devotes full time to Evergreen.

FLOYD TRUJILLO - PRODUCTION SUPERVISOR - EOC

Mr. Trujillo joined EOC as Production Supervisor in 1988. From 1986-1988 he was employed by Consolidated Oil & Gas as a Production Analyst. From 1983-1986 he was employed by Henderson Petroleum as Production Supervisor. Mr. Trujillo resides in Denver and devotes full time to Evergreen.

TERM OF OFFICE

The Officers of the Company are elected annually by the Board of Directors. Each Officer holds office until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Any Officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

                             EXECUTIVE COMPENSATION

The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief Executive Officer of the Company. No Executive Officer of the Company received total salary and bonus exceeding $100,000 in the Company's fiscal year ended March 31, 1995.


                                                                                LONG TERM COMPENSATION
                                                                       ------------------------------------
                                             ANNUAL COMPENSATION                AWARDS              PAYOUTS
                                          -----------------------------------------------------------------
                                                                       RESTRICTED
                                                     OTHER ANNUAL        STOCK                       LTIP       ALL OTHER
     NAME AND         FISCAL   SALARY         BONUS  COMPENSATION       AWARD(S)      WARRANTS      PAYOUTS   COMPENSATION
PRINCIPAL POSITION     YEAR     ($)            ($)      ($)(1)           ($)(2)         (#)           ($)          ($)
- ----------------------------------------------------------------------------------------------------------------------------------
James C. Ryan          1995     62,500          0          0                0             0            0            0
President, Chief       1994    119,375          0          0                0          50,000          0            0
Executive Officer,     1993    102,500          0          0                0             0            0            0
and a Director
- ----------------------------------------------------------------------------------------------------------------------------------

(1) The aggregate amount of perquisites and other personal benefits did not exceed 10% of the Officer's total annual compensation. Mr. Ryan resigned as President and CEO in June 1995.

WARRANT GRANTS

No stock purchase warrants were granted during the fiscal year ended March 31, 1995.

WARRANT/OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the named Executive Officer of the Company concerning the exercise of options/warrants during the last fiscal year and unexercised warrants held as of the end of the fiscal year.


                                                                                Value of
                                                           Number of           Unexercised
                                                         Unexercised          In-The-Money
                           Shares                      Warrants/Options      Warrants/Options
                          Acquired        Value           FY End (#)            FY End ($)
                        on Exercise     Realized       Exercisable (E)/      Exercisable (E)/
Name                         (#)           ($)        Unexercisable (U)     Unexercisable (U)
- --------------------   -------------   ----------   --------------------   --------------------
James C. Ryan, Jr.            0             0             62,500  (E)          $18,750 (E)

During the fiscal year ended March 31, 1995, the Company deferred no compensation to the person named in the preceding tables.

                        REPORT ON EXECUTIVE COMPENSATION

The goal of the Compensation Committee is to ensure that the Company employs qualified, experienced Executive Officers whose financial interest is aligned with that of the Shareholders. The Committee considers general industry practice, tax effects and other factors in structuring executive compensation.

Base salaries for each of the Company's Executive Officers are determined by taking into consideration performance, length of tenure with the Company and compensation by Industry competitors for comparable positions. In order to determine comparable salary levels paid within the Industry, the Committee reviews various surveys and publicly filed information of its competitors.

Executive Officer performance may be measured by several criteria that are considered important to the Company's success. These criteria are not specifically weighted in the determination of whether to award an annual bonus to an Executive Officer, since the relative importance of such criteria may change from year to year and the relative responsibilities of each Executive Officer in the achievement of each of the objectives may differ. Examples of criteria considered are: quantity of oil and gas reserves added; finding cost of oil and gas reserves; control of lifting costs; and overall financial management.

The Company also utilizes restricted stock and stock purchase warrants ("warrants") as incentives for Executive Officers. The size of such grants is dependent on individual performance, level of responsibility and base salary, and the number of restricted shares and/or warrants in relation to the total outstanding shares of Common Stock and Common Stock equivalents.

In the fiscal year ended March 31, 1995, James C. Ryan, Jr. received $62,500 of compensation for his services as CEO and President. He resigned as CEO and President in June 1995 and continues as a Director.

In establishing this compensation level, the Compensation Committee and the Board have reviewed published summaries of Oil & Gas Industry Compensation Surveys as well as compensation levels of peer companies.

Based on these reviews, the Committee and the Board believe that Evergreen's CEO has received approximately one half of the CEO compensation reported in the published surveys over the last three years, and less than one half of the peer group CEO compensation based on the most recent reported information.

During the fiscal year ended March 31, 1995, the Committee approved restricted stock grants to members of Management as additional compensation.

                       SUBMITTED BY THE BOARD OF DIRECTORS

                                PERFORMANCE GRAPH

The following performance graph reflects yearly percentage change in (i) the Company's cumulative, five year total stockholder return on Common Stock as compared with the cumulative, five year total return of (ii) the National Securities Dealers Automated Quotation System ("NASDAQ") Stock Market Index of U.S. Companies and (iii) a peer group index. The NASDAQ index and the peer group index were supplied by the Center for Research in Security Prices (CRSP), an independent third-party source, and is comprised of approximately 155 companies categorized under the Standard Industrial Classification Number 13 (Oil and Gas Extraction) applicable to the Company. All cumulative returns are calculated on a fiscal year basis ending on March 31 of each year.


Symbol    CRSP Total Returns Index for:                03/30/90   03/28/91   03/31/92   03/31/93   03/31/94  03/31/95
- ------    ----------------------------                 --------   --------   --------   --------   --------  --------
          EVERGREEN RESOURCES, INC.                       100.0      101.7      253.3      286.7      213.3     113.3
          Nasdaq Stock Market (US Companies)              100.0      114.2      145.6      167.3      180.6     201.3
          NASDAQ Stocks (SIC 1300-1399 US Companies)      100.0       91.5       79.1      102.5      100.7     102.8
          Oil and gas extraction

NOTES:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 03/30/90.

                                OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

To the Company's knowledge, during the fiscal year ended March 31, 1995, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

COMPENSATION OF DIRECTORS

Directors of the Company receive fees of $100 per meeting for their attendance at meetings of the Company's Board of Directors and have currently waived these fees. All Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and Shareholder's meetings.

EMPLOYEE STOCK OWNERSHIP PLAN

In May 1991 the Company established an Employee Stock Ownership Plan ("ESOP"), to provide eligible Employees with retirement benefits.

Employees are eligible to participate in the ESOP upon completing one year of service. Contributions to the ESOP are made at the discretion of the Company and can be made in cash or other property as the Trustee considers appropriate. These contributions are used to purchase the Company's stock. A participant generally is fully vested after five years of service or upon his or her death, disability or retirement.

Shares of common stock acquired by the ESOP are allocated each year to the account of each participant according to a formula based upon the participant's compensation. On July 15, 1991 the Company contributed $50,000 to the ESOP which acquired, in an open market transaction, 11,750 shares of Evergreen common stock. The Company has subsequently contributed shares of restricted Evergreen common stock to the ESOP as follows: April 2, 1992 - 10,000 shares; June 17, 1993 - 15,000 shares; December 29, 1993 - 15,000 shares.

KEY EMPLOYEE EQUITY PLAN

On August 12, 1992, the Shareholders ratified a Key Employee Equity Plan ("the Plan"). Under this Plan, to be administrated by the Compensation Committee, Key Employees, as designated annually by the Board, may receive stock bonuses, stock purchase warrants or stock options, in order to bring total compensation in line with industry levels.

In no event will the Plan be granted stock or warrants which in their totality exceed 10% of the fully diluted issued and outstanding shares, including outstanding stock options or stock purchase warrants of the Company, as of the date of each annual grant. In no event will the value of stock or warrant grants under the Plan exceed the total gross compensation actually paid said Key Employees during the prior fiscal year. Value will be determined by the Board.

Any future options or warrants granted to Officers, Directors or Employees of the Company will be at an exercise price per share of no less than 100% of the fair market value on the date of such grants.

TRANSACTIONS WITH MANAGEMENT

No Director or Executive Officer of the Company, nominee for election as a Director, security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons, has had any material transaction since the beginning of the Company's last fiscal year, or has any currently proposed material transaction, to which the Company was or is to be a party, in any amount except that effective 1 October 1994, the Company as a part of its publicly announced divestiture of non-strategic assets, sold certain assets to two unrelated entities at an independently negotiated price and also sold a portion of those same assets at the same price and under the same terms as sold to the two unrelated entities, to an entity controlled by James C. Ryan, Jr., the then President and CEO of Evergreen. The total sales price of these assets was $1,000,000 of which 39.15% was paid to the Company by an entity controlled by Mr. Ryan. The Board of Directors approved the sale of the assets, which the Company valued using standard industry methods. The Company booked a profit on the sale of these assets.

                              INDEPENDENT AUDITORS

BDO Seidman currently serves the Company as independent auditors.
Representatives of BDO Seidman will be present at the Annual Meeting and will be available to respond to appropriate questions from Shareholders.

                                 OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgement of the persons voting them.

                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a Shareholder to be presented at the Company's 1996 Annual Meeting must be received at the offices of the Company, 1000 Writer Square, 1512 Larimer Street, Denver, Colorado 80202, no later than 15 March 1996.




                                             JAMES S. WILLIAMS
                                             CHAIRMAN

Denver, Colorado
10 July 1995

PROXY                                                                      PROXY


                            EVERGREEN RESOURCES, INC.
                       SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD 10 AUGUST 1995

The undersigned hereby constitutes and appoints James S. Williams and James C. Ryan, Jr., and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of no par value common stock of Evergreen Resources, Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at the Denver Petroleum Club, 555 Seventeenth Street, Denver, Colorado, at 10:00 a.m., Mountain Daylight Time, on 10 August 1995, and any and all adjournments thereof, for the following purposes:

1.   The election of four (4) Directors of the Company.

     / /  FOR all nominees listed below (except as marked to the contrary):

                    Dennis R. Carlton             James C. Ryan, Jr.
                    Mark S. Sexton                James S. Williams


     / /  WITHHOLD AUTHORITY to vote for all the nominees.


2.   To transact such other business as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

The undersigned hereby revokes any proxies as to said shares and heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                                                       (Continued on other side)

                            The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders furnished therewith.


                            Dated:____________________, 1995

                            _______________________________________

                            _______________________________________

                            Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EVERGREEN RESOURCES, INC. PLEASE SIGN AND RETURN THIS PROXY TO EVERGREEN RESOURCES, INC., P.O. BOX 2485, GREENVILLE, SOUTH CAROLINA 29606. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.